SUBURBAN BANCSHARES, INC.                                            EXHIBIT 11
EARNINGS PER SHARE CALCULATION
March 31, 1998

INFORMATION FOR COMPUTATION OF DILUTION

 Market Price per Share:                                           Daily Average
    First Quarter 1998                                                      $3.6508     61 trading days
    Second Quarter 1998
    Third Quarter 1998
    Fourth Quarter 1998

 Average Price for the Period Ended March 31, 1998                          $3.6508     61 trading days

 (a)    350,000 Management Stock Options exercisable at $0.10
            and outstanding for the period ended March 31, 1998

 (b)    12,600 options granted 1/22/97 exercisable at $2.625

           First Quarter 1998                                                            Diluted
                12,600 - ((12,600*2.625)/avg price) =                                      3,540

 (c)    178,000 options granted 1/21/98 exercisable at $3.50
           First Quarter 1998                                                            Diluted
                 178,000 - ((178,000*3.50)/avg price) =                                    7,352

SUBURBAN BANCSHARES, INC.                                            EXHIBIT 11
EARNINGS PER SHARE CALCULATION
March 31, 1998

EARNINGS PER SHARE CALCULATION - 1998

                                                                          Income                Shares
 Basic Earnings per Share:                                              (Numerator)         (Denominator)             EPS
 --------------------------------------------------------------------------------------------------------------------------------
     Net Income                                                            $294,603.88

     Common Shares Outstanding                                                                     10,951,218
     Basic EPS                                                             $294,603.88             10,951,218            $0.0269

                                                                          Income                Shares
 Diluted Earnings per Share:                                            (Numerator)         (Denominator)             EPS
 --------------------------------------------------------------------------------------------------------------------------------

     Net Income                                                            $294,603.88            10,951,218

     Additional shares to be issued upon assumed exercise of                                         350,000
     management stock options
     Shares hypothetically repurchased at the average market price                                    (9,587)
     with the proceeds

     Additional shares to be issued upon assumed exercise of                                          12,600
     incentive options (b)

     Shares hypothetically repurchased at the average market price                                    (9,060)
     with the proceeds

     Additional shares to be issued upon assumed exercise of                                         178,000
     incentive stock options (c)
     Shares hypothetically repurchased at the average market price                                  (127,991)
     with the proceeds

     Diluted EPS                                                              $294,604            11,345,181             $0.0260